Exhibit 99.1

Wednesday, March 31, 2021

Contact:

Salisbury Bancorp, Inc.

Richard J. Cantele, Jr.

President and Chief Executive Officer

(860) 435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

Salisbury Bancorp, Inc. Announces

Completion of $25.0 Million Private Placement of Subordinated Notes

Lakeville, CT – March 31, 2021/GlobeNewswire. .. . .Salisbury Bancorp, Inc. (“Salisbury” or the “Company”), (NASDAQ: “SAL”) the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today the completion of a private placement of $25.0 million in aggregate principal amount of Fixed to Floating Rate Subordinated Notes due 2031 (the “Notes”) to various accredited investors. The Notes have a maturity date of March 31, 2031 and bear interest at an annual rate of 3.50% per annum, from and including the Closing Date to, but excluding March 31, 2026 or the earlier redemption date, payable quarterly in arrears. From and including March 31, 2026 to, but excluding the maturity date or earlier redemption date, a floating per annum rate expected to be equal to the then current three-month SOFR plus 280 basis points, provided, however, that in the event three-month SOFR is less than zero, three-month term SOFR shall be deemed to be zero, payable quarterly in arrears. Interest on the Subordinated Notes will be payable on March 31, June 30, September 30 and December 31 of each year to, but excluding, March 31, 2026 or the earlier redemption date, at the rate of 3.50%, and quarterly thereafter on March 31, June 30, September 30 and December 31 of each year to, but excluding, the maturity date or earlier redemption date at the floating rate. The first interest payment will be made on June 30, 2021.

The notes are redeemable, without penalty, on or after March 31, 2026 and, in certain limited circumstances, prior to that date. As more completely described in the Notes, the indebtedness as evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payments to general and secured creditors and depositors of the Bank. The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

In discussing the private placement, President and Chief Executive Officer Richard J. Cantele, Jr. stated: "We are pleased to announce the successful completion of the issuance of our subordinated notes. We expect to use the proceeds for general corporate purposes, which may include the redemption of existing subordinated debt with new Tier 2 qualifying capital that is at a lower rate and is a tax-deductible instrument, making the overall transaction very attractive."

Performance Trust Capital Partners, LLC acted as placement agent for the private placement of the Subordinated Notes. Cranmore, FitzGerald & Meaney served as issuer’s counsel, and Luse Gorman, PC served as placement agent’s counsel. UMB, N.A. will serve as Settlement Agent and Paying Agent.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through a network of 14 full service branches in Litchfield County, Connecticut; Berkshire County, Massachusetts; and Dutchess, Orange and Ulster Counties, New York. The Bank offers consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.